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                             [H&R BLOCK LETTERHEAD]




                                                                    EXHIBIT 99.1
                                                        EXHIBIT 99.1 TO FORM 8-K

[H&R BLOCK NEWS RELEASE]


H&R BLOCK TO ACQUIRE OLDE FINANCIAL CORPORATION
ACCELERATES BLOCK'S STRATEGY TO OFFER FINANCIAL PRODUCTS AND SERVICES

FOR RELEASE SEPT. 1, 1999

         KANSAS CITY, Mo. -- H&R Block Inc. (NYSE:HRB) today announced it has reached a definitive agreement to acquire Olde Financial Corporation (Olde), parent company of Olde Discount Corporation, the fourth largest discount broker in the United States, for a purchase price of $850 million in cash.

         Olde Financial Corporation, based in Detroit, Michigan, offers brokerage and other financial services through Olde Discount's network of approximately 1,200 registered representatives located in 181 branch offices in 35 states. The company currently has more than 600,000 active accounts with an aggregate equity in excess of $37 billion. For the six months ending June 30, 1999, Olde reported revenues and pro forma net earnings of $171.5 million and $33.2 million respectively. Assuming the inclusion of six months of operations in H&R Block's fiscal 2000 results, Olde is expected to provide earnings per share accretion of 6 cents to 8 cents, and cash earnings per share accretion of 18 cents to 20 cents in fiscal 2000. In fiscal 2001, the transaction is expected to provide 20 cents to 30 cents earnings per share accretion, and 45 cents to 55 cents cash earnings per share accretion.

         The acquisition is a significant step in H&R Block's strategy to grow its business by providing a wider range of financial products and services to its tax clients as well as to a broader base of customers. Block customers will have access to a full array of investment services - including securities trading, mutual funds and investment research - through Olde Discount's office network and via online services. The addition of these capabilities will complement Block's existing operations in tax preparation, financial planning, accounting and consulting, and mortgage origination and will accelerate its creation of a powerful branded financial services platform.

         "With the acquisition of Olde, we will have in place the major building blocks to achieve our vision of becoming the preferred tax and financial partner for our clients while offering an attractive product portfolio for new Block customers," said Frank L. Salizzoni, H&R Block's president and chief executive officer.

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         "Over the last several years, we have pursued a strategy to expand into new financial markets by leveraging our strong brand name and our existing network of nearly 9,000 retail locations serving more than 16 million U.S.
   tax customers," Salizzoni continued.

         A key element of Block's financial services strategy was the introduction and testing of H&R Block Financial Centers in four markets during the 1999 tax season. Block plans to open up to 70 additional Financial Centers, which offer financial planning and investment services, home mortgages and tax preparation, by the end of 1999.

          "The Olde acquisition will strengthen our Financial Center initiative by providing the back office infrastructure, management experience and product breadth for H&R Block to grow aggressively our investment advisory business to meet our customers' needs," said Mark A. Ernst, Block's executive vice president and chief operating officer. "The acquisition will enable us to accelerate significantly the company's future earnings from financial services."

         "Olde shares H&R Block's commitment to making high-quality financial services affordable," said Randal J. Mudge, chief executive officer of Olde Financial Corporation. "Combining Olde's experience with Block's network of offices will make full-service discount brokerage services more accessible for millions of customers. It also will broaden opportunities for employees of both companies."

         Under its financial services strategy, Block is also building a national accounting, tax and consulting practice and has acquired the non-attest assets of McGladrey & Pullen, LLP, and seven other accounting firms. In addition, Block has developed capabilities in retail mortgage origination through H&R Block Mortgage Company and Assurance Mortgage Corporation of America. Together with H&R Block's tax business, these capabilities will enable the company to offer a full range of financial products and services to a broader customer base. Block is also developing an e-commerce strategy that will incorporate Olde's online investing capability.

         Ernest J. Olde founded Olde Discount Corporation in 1971 and Olde Financial Corporation in 1986. Although currently chairman of the board, he has not been involved in the company's management since 1995 and will have no ties with the company upon completion of the transaction.

         The transaction, which is subject to regulatory approvals and other normal closing conditions, is expected to be completed by the end of the calendar year. The information contained in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based upon current information, expectations, estimates and projections regarding H&R Block Inc., Olde, and the industries and markets in which H&R Block and Olde operate, and management's assumptions and beliefs relating thereto. Words such as "will," "expects," "intends" and variations thereof and similar expressions are intended to identify such forward-looking statements. These statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such forward-looking statements. Such differences could be caused by a number of factors including, but

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   not limited to, the uncertainty of the satisfaction of all closing conditions set forth in the definitive agreement and the completion of the Olde transaction; the uncertainty that the acquisition will be accretive to earnings and the extent of any accretion to earnings; changes in economic, political or regulatory environments; changes in competition and the effects of such changes; changes in strategies; Block's inability to successfully implement its strategies; and risks described from time to time in reports and registration statements filed by Block and its subsidiaries with the Securities and Exchange Commission. Readers should take these factors and risks into account in evaluating any such forward-looking statements. Block undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         Founded in 1955, H&R Block is a diversified company providing a wide range of financial products and services through its subsidiaries. H&R Block Tax Services Inc. served 18.9 million taxpayers in more than 10,000 offices located primarily in the United States, Canada, Australia and the United Kingdom in 1999. Option One Mortgage Corporation, Assurance Mortgage Corporation of America and H&R Block Mortgage Company offer a full range of home mortgage products. Through RSM McGladrey Inc. and HRB Business Services Inc., the company has built a national accounting, tax and consulting firm. Block Financial Corporation develops and publishes consumer financial and personal productivity software, such as Kiplinger TaxCut(R). Quarterly resultS and other information regarding H&R Block are available on the company's web site at www.hrblock.com.

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